AMENDMENT NO. 1

TO

CREDIT FACILITY AGREEMENT PROVIDING FOR A

US$105,000,000

SENIOR SECURED REDUCING REVOLVING CREDIT FACILITY

made by and among

MATSON NAVIGATION COMPANY, INC.

and the Banks and Financial Institutions

identified on Schedule 1 to the Original Agreement, as Lenders,

AND

DNB NOR BANK ASA,

acting through its New York Branch,

as Administrative Agent and Security Trustee

November 30, 2007

AMENDMENT NO. 1

TO SENIOR SECURED REDUCING REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED REDUCING REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of the __ day of November, 2007 by and among (1) MATSON NAVIGATION COMPANY, INC., a corporation incorporated under the laws of the State of Hawaii (the “Borrower”), (2) the banks and financial institutions listed on Schedule 1 to the Original Agreement (as defined below) (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Original Agreement, the “Lenders”), and (iii)  DnB NOR BANK ASA, acting through its New York Branch as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as security trustee for the Lenders (in such capacity, the “Security Trustee” and together with the Administrative Agent, the “Agents”), and amends and is supplemental to the Senior Secured Reducing Revolving Credit Facility Agreement dated as of June 28, 2005 (the “Original Agreement’) made by and among the Borrower, the Lenders and the Agents.

W I T N E S S E T H T H A T:

WHEREAS, pursuant to the Original Agreement, the Lenders made available to the Borrower a senior secured reducing revolving credit facility in the principal amount of US$105,000,000 (the “Credit Facility”);

WHEREAS, the Borrower has requested and the Lenders have agreed to amend the working capital and debt-to-equity ratio financial covenants of the Original Agreement;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.  Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein, including in the recitals hereto.

2.   Representations and Warranties. The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement, the Note and the Security Documents (each as updated mutatis mutandis (including, without limitation, as updated to reflect the changes made by this Amendment)).

3.  No Defaults. The Borrower hereby represents and warrants that as of the date hereof no Event of Default nor any event which with the lapse of time, the giving of notice or both would become an Event of Default has occurred.

4.  Performance of Covenants. The Borrower hereby reaffirms that, except as disclosed to the Administrative Agent, it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents, on its part to be performed, and the Borrower covenants and undertakes to continue duly to perform and observe such covenants and undertakings (including such covenants and undertakings as are amended hereby) so long as the Original Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.  Amendment to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)               all references to “this Agreement” shall be deemed to refer to the Original Agreement, as further amended and supplemented hereby;

(b)	Section 1.1 (Specific Definitions) shall be amended by:

(i)  deleting the definition of “Long-Term Debt” and replacing it in its entirety with the following:

““Long-Term Debt” means, with respect to the Borrower, as of any date, the total notes, bonds, debentures, equipment obligations and other evidence of Indebtedness that would be included in long term debt in accordance with GAAP, which term shall include (i) any guarantee or other liability for the debt of any other Person not otherwise included on the balance sheet of the Borrower and (ii) any funds available under long-term committed credit lines having a remaining unexpired period of more than one year but only to the extent that such funds are included as current assets with respect to the definition of Working Capital; provided, such term shall not include any non-recourse liability of any unconsolidated entity for which the Borrower has no legal liability;” and

(ii)                     inserting the following definition of “Working Capital” at the end of the Section after the definition of “Withdrawal Liability(ies)”:

““Working Capital” means, with respect to the Borrower, the current assets (including funds available under long-term committed credit lines having a remaining unexpired period of more than one year but only to the extent necessary to ensure compliance by the Borrower with the covenant set forth in Section 9.3) of the Borrower minus the current liabilities of the Borrower.”; and

(c)             Section 9.3(c) (Working Capital) shall be amended and restated in its entirety as follows:

“(c) Working Capital. maintain at all times positive Working Capital;”.

6.	Fees and Expenses.

(a)             Expenses. The Borrower shall pay promptly to the Administrative Agent all costs and expenses (including legal fees) of the Lenders and the Agents in connection with the preparation and execution of this Amendment.

(b)             Payments. All amounts payable under this Section 6 shall be made in Dollars in freely available funds without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders or Agents hereunder, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in such event, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Administrative Agent.

7.  Fees Paid. The Administrative Agent shall have received payment in full of all fees and expenses due under the Original Agreement and this Amendment.

8.  No Event of Default. The Administrative Agent shall be satisfied that no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default shall have occurred and be continuing and the representations and warranties of the Borrower contained in the Original Agreement, as amended by this Amendment, shall be true on and as of the date of this Amendment, and the Borrower shall deliver to the Agent no later than November 29, 2007, a certificate signed by a duly authorized officer of the Borrower dated as of the date of delivery of said certificate to the Agent, to the effect that the foregoing is true on and as of the date of said certificate.

9.  No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

10.Other Documents. By the execution and delivery of this Amendment, the Borrower, the Lenders and the Agents hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Note, the Security Documents and any other documents that have been or may be executed as security for the Facility and any of its obligations under the Original Agreement, the Note or any Security Document to which it is a party shall remain in full force and effect notwithstanding the amendments contemplated hereby.

11.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

12.Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

13.Headings; Amendment. In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

                        IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

MATSON NAVIGATION COMPANY, INC.

By: /s/ J. S. Andrasick
Name: J. S. Andrasick
Title: President & CEO

By: /s/ Timothy H. Reid
Name: Timothy H. Reid
Title: Treasurer

DnB NOR BANK ASA,
acting through its New York Branch,
as Administrative Agent and Security Trustee

By: /s/ Asa Jemseby Rodgers
Name: Asa Jemseby Rodgers
Title: Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Vice President

The Lenders:

DnB NOR BANK ASA,

acting through its New York Branch

By: /s/ Asa Jemseby Rodgers
Name: Asa Jemseby Rodgers
Title: Vice President

By: /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Vice President

ING BANK N.V.

By: /s/ Robartus Krol
Name: Robartus Krol
Title: Associate

By: /s/ S. J. Fewster
Name: S. J. Fewster
Title: Managing Director